EXHIBIT 99.2

                        NOTICE OF GUARANTEED DELIVERY FOR
                    SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
                         BY GULFPORT ENERGY CORPORATION


     This form, or one substantially equivalent, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated __________, 2004 (the "Prospectus") of Gulfport Energy Corporation, a Delaware corporation ("Gulfport"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Dallas time, on __________, 2004, unless such time is extended by Gulfport as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights
Offering-Method  of  Subscription-Exercise  of  Rights"  in  the  Prospectus.

     Payment of the Subscription Price of $_____ per share for each share of Gulfport's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering--Method of Payment" in the Prospectus at or prior to 5:00 p.m., Dallas time, on the Expiration Date even if the Subscription Rights Certificates(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering-Method of Subscription-Exercise of Rights" in the Prospectus.

     The  Subscription  Agent  is:  UMB  Bank,  N.A.

                      By Mail, Hand or Overnight Courier:
                                 UMB Bank, N.A.
                           Corporate Trust Department
                                2401 Grand Blvd.
                          Kansas City, Missouri 64108

             Confirm by Telephone:           Facsimile Transmission:

               (816)  860-3020                  (816) 860-3029

Delivery or transmission of this instrument other than as set forth above does not constitute a valid delivery.

     If you have any questions or require additional copies of relevant documents, please contact the Subscription Agent at the address and telephone number provided above.

Ladies  and  Gentlemen:

     The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificates(s) representing _______Rights and that such Subscription Rights Certificates(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Dallas time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for _______share(s) of Common Stock with respect to each of the Rights represented by such Subscription Rights Certificates(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available therefore, for an aggregate of up to ________ Excess Shares, subject to availability and pro ration.

     The undersigned understands that payment of the Subscription Price of $_____ per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Dallas time, on the Expiration Date and represents that such payment, in the aggregate amount of $______either (check appropriate box):

     [ ]     is  being  delivered  to  the  Subscription  Agent  herewith;  or

     [ ]     has  been  delivered  separately  to  the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

          [ ]  Wire  transfer  of  funds

               Name  of  transferor  institution:     __________________________

               Date  of  transfer:     ______________________________________

               Confirmation  number  (if  available):      _____________________

          [ ] Uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

          [ ]  Certified  check

          [ ]  Bank  draft  (cashier's  check)

          [ ]  Money  order

               Name  of  maker:      _________________________________________

               Date  of  check,  draft  or  money  order:     __________________

               Check,  draft  or  money  order  number:       __________________

               Bank  or  other  institution  on  which  check
               is  drawn  or  issuer  of  money  order:     ____________________

Signature(s)  __________________     Address ___________________________________

Name(s)  _______________________     Area  Code  and  Tel.  No. ________________
        (Please  print  or  type)

Subscription  Rights  Certificates  No(s).  (if  available) ____________________

                              GUARANTEE OF DELIVERY

    (Not To Be Used For Subscription Rights Certificates Signature Guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.


___________________________________          Dated:

___________________________________

___________________________________            _________________________________
            (Address)                                  (Name  of  Firm)

___________________________________            _________________________________
(Area  Code  and  Telephone  Number)                 (Authorized Signature)


     The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificates(s) to the Subscription Agent within the time period shown in the Prospectus of Gulfport Energy Corporation, dated ____________, 2004. Failure to do so could result in a financial loss to such institution.